ABA National Agricultural
Bankers Conference

R. Scott Smith, Jr.

Chairman, CEO and President

Fulton Financial Corporation

Lancaster, Pennsylvania

Where are we located?

The Bank
The Columbia Bank
Delaware National Bank
FNB Bank
Fulton Bank
Hagerstown Trust
Lafayette Ambassador Bank
The Peoples Bank of Elkton
Resource Bank
Skylands Community Bank
Swineford National Bank
Pennsylvania
LYCOMING
CENTRE
UNION
SNYDER
COLUMBIA
MONTOUR
NORTHUMBERLAND
NORTHAMPTON
LEHIGH
SCHUYLKILL
DAUPHIN
LEBANON
BERKS
BUCKS
CUMBERLAND
LANCASTER
MONTGOMERY
CHESTER
DELAWARE
FRANKLIN
YORK
SUSSEX
WARREN
MORRIS
SOMERSET
HUNTERDON
MIDDLESEX
MERCER
MONMOUTH
New Jersey
BURLINGTON
OCEAN
CAMDEN
GLOUCESTER
SALEM
ATLANTIC
WASHINGTON
Maryland
CECIL
FREDERICK
BALTIMORE
BALTIMORE CITY
HOWARD
MONTGOMERY
PRINCE GEORGES
NEW CASTLE
KENT
SUSSEX
Delaware
FAIRFAX
Virginia
RICHMOND
NEWPORT NEWS
VIRGINIA BEACH
CHESAPEAKE
FULTON FINANCIAL
CORPORATION

Asset size:

   $15.1 billion

260 community

   banking offices

Where are we located?

Fulton Bank Ag Profile

Loan Commitments –                          $660 Million
Loan Outstandings -                                 $505 Million

Concentrations by County -

Fulton’s Ag Ranking    -         U.S. – 14th

                                                                                                   Northeast – 1st

York                        2%

Chester                              3%

Berks                                  13%

Lebanon                   26%

Lancaster                  33%

Fulton Bank
Ag Portfolio Characteristics

100%

$   505,391

TOTAL

27%

138,940

Agri-Business

73%

$   366,451

Total Production Ag

  1%

        4,422

Crop Production

8%

39,186

Hogs

12%

62,505

Poultry

52%

$   260,338

Beef & Dairy

% of Portfolio

$O/S (000’s)

INDUSTRY COMPOSITION (8/31/07)

Fulton Bank
Ag Portfolio Characteristics

(000’s)

Loan Outstandings – 12/31

%Increase over prior year

   2004

$428,000

13%

   2005

$451,000

5%

  2006

$496,000

10%

Loan Growth

2007 YTD

$505,000

3%

(000’s)

Loan Outstandings – 12/31

%Increase over prior year

Challenges

Mature industry

Legal, regulatory and compliance issues

Alternative land use/$100,000+ per acre

            vs. 15-hour days?

Rising production costs and market
volatility

Farm Credit System

Banking Opportunities

Shared values of loyalty and relationships

Out-service larger competitors and out-
expertise smaller

Wealth management cross-sell opportunities

Public support of farming and preservation

Source of quality loans and low-cost
deposits

Creates larger agri-business enterprises and
stable employment base

How is Our Market Different?

Skyrocketing land prices

Conflicting interests/preservation vs. development

Family farm is profitable!

Non-farm community supports preservation

Amish culture of hard work and cooperation

Most productive non-irrigated land in the U.S.

Fulton people viewed as farm advocates –
high visibility

Farm Preservation in
Lancaster County (since 1980)

Total acreage = 607,000

Total acreage in farmland = 407,000

Total acreage preserved = 71,000

Total number of farms = 5,300

Total number of farms preserved = 900

Total preservation costs = $155.6 million

Acreage lost to development = 50,000

Fulton Financial Corporation

www.fult.com